UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2013

Tengion, Inc.
(Exact name of registrant as specified in its charter)

001-34688
(Commission File Number)

Delaware	20-0214813
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

3929 Westpoint Blvd., Suite G
Winston-Salem, NC 27103
(Address of principal executive offices, with zip code)

(336) 722-5855
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On February 15, 2013, Tengion, Inc. (the “Company”) issued 482,804 shares (the “Shares”) of restricted common stock, $0.001 par value per share (the “Common Stock”), to holders (the “Investors”) of the senior secured notes (the “Notes”) issued in connection with the Company’s private placement completed on October 2, 2012 (the “October 2012 Financing”).  On February 14, 2013, the Company and the investors entered into amendments to the terms of the October 2012 Financing which gave the Company the option to pay interest payments on the Notes with restricted Common Stock.  The Company issued the Shares to satisfy $560,051.13 in interest obligations due on February 15, 2013 to the Investors under the Notes. The Shares account for 15.5% of the Company’s issued and outstanding Common Stock as of February 15, 2012.  The Shares were issued pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the regulations promulgated thereunder.  All of the Investors are either accredited investors (as defined in the Securities Act) or are located outside of the United States and no public solicitation was involved in connection with the issuance of the Shares.

References herein to the October 2012 Financing documents and their terms are qualified in their entirety by the form of such documents as filed as exhibits to reports on Form 8-K filed by the Company on October 4, 2012, January 7, 2013, February 4, 2013 and February 14, 2013, which documents and exhibits are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENGION, INC.

Date: February 20, 2013	By: /s/ A. Brian Davis
A. Brian Davis
Chief Financial Officer and Vice President, Finance